Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Second Quarter 2016 Results
Net Income Increased 180.0 Percent; Adjusted EBITDA Rose 6.7 Percent;
Adjusted FFO Per Diluted Share Climbed 12.5 Percent

Bethesda, MD, July 25, 2016 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the second quarter ended June 30, 2016. The Company’s results include the following:

	Second Quarter		Six Months Ended, June 30
	2016	2015	2016	2015
	($ in millions except per share and RevPAR data)

Net income (loss)	$74.4	$26.6	$91.1	$33.8

Same-Property RevPAR(1)	$223.96	$218.51	$209.58	$199.75
Same-Property RevPAR growth rate	2.5%		4.9%

Same-Property EBITDA(1)	$83.8	$82.3	$145.8	$136.1
Same-Property EBITDA growth rate	1.9%		7.1%
Same-Property EBITDA Margin(1)	36.6%	36.8%	33.3%	32.5%

Adjusted EBITDA(1)	$78.9	$74.0	$135.1	$112.8
Adjusted EBITDA growth rate	6.7%		19.8%

Adjusted FFO(1)	$58.9	$52.0	$99.5	$76.4
Adjusted FFO per diluted share(1)	$0.81	$0.72	$1.37	$1.05
Adjusted FFO per diluted share growth rate	12.5%		30.5%
(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We are pleased with our operating results during the second quarter,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We continued to experience solid demand in our west coast markets, particularly Portland and Los Angeles. In addition, our recently renovated and repositioned hotels, including Hotel Vintage Portland, Hotel Zephyr Fisherman’s Wharf and W Los Angeles - West Beverly Hills, made further strides increasing market share and improving operating performance and profitability, which we expect will carry on throughout 2016. Despite these positive factors, business travel demand across the industry, both group and transient, continued to soften as companies remain cautious with discretionary expenditures such as travel. And while we’ve seen some positive signs in more recent economic data, our outlook for the remainder of the year remains cautious.”

Second Quarter Highlights

▪	Net income: The Company’s net income was $74.4 million in the second quarter of 2016, growing 180.0 percent over the same period of 2015.

▪
Same-Property RevPAR and Room Revenue: Same-Property RevPAR in the second quarter of 2016 increased 2.5 percent over the same period of 2015 to $223.96. Same-Property Room Revenue increased by 3.1 percent, greater than RevPAR due to the increase in the Same-Property room count. Same-Property ADR grew 1.4 percent from the prior year quarter to $254.02. Same-Property Occupancy rose 1.1 percent to 88.2 percent. Same-Property RevPAR for our wholly owned properties, which excludes the Company’s 49 percent interest in its six-hotel joint venture (the “Manhattan Collection”), increased 3.5 percent from the prior year period.

▪
Same-Property EBITDA: The Company’s hotels generated $83.8 million of Same-Property EBITDA for the quarter ended June 30, 2016, climbing 1.9 percent from the same period of 2015. Same-Property Revenues increased 2.6 percent, while Same-Property Expenses rose 3.0 percent. Same-Property EBITDA Margin decreased 26 basis points to 36.6 percent for the second quarter of 2016, as compared to the same period last year. For the quarter, flow-through of Same-Property Revenues to Same-Property EBITDA was 26.6 percent. Same-Property EBITDA for our wholly owned properties grew 4.1 percent compared with the prior year period.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $78.9 million from $74.0 million in the prior year period, an increase of $4.9 million, or 6.7 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 13.2 percent to $58.9 million from $52.0 million in the prior year period.

▪
Dividends: On June 15, 2016, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares and a prorated regular quarterly cash dividend of $0.15938 per share on its 6.375% Series D Cumulative Redeemable Preferred Shares.

“During the quarter, our properties on the west coast led our portfolio with RevPAR growth of 6.0 percent, driven by healthy rate improvement of 4.3 percent year-over-year,” said Mr. Bortz. “Same-Property RevPAR for our portfolio increased 2.5 percent, slightly below the industry’s 3.5 percent growth and above our 1.0 percent to 2.25 percent outlook. Our recently renovated hotels continued to demonstrate solid performance in the quarter by driving increased occupancy levels, rates and market share penetration. Overall, second quarter performance was negatively impacted by our New York and Boston hotels, with both markets suffering from new supply. Same-Property EBITDA and flow-through were negatively impacted by property tax increases primarily related to our recent acquisitions and renovations, as well as a property tax credit at one of our properties in last year’s second quarter.”

Capital Reinvestment and Asset Management

During the second quarter, the Company made $24.8 million of capital improvements throughout its portfolio, which includes the Company’s 49 percent interest in the Manhattan Collection. Earlier this year, the Company completed renovations at Hotel Zeppelin San Francisco (formerly the Prescott Hotel San Francisco), The Nines, a Luxury Collection Hotel, Portland and Hotel Monaco Washington DC.

During the remainder of 2016 and early 2017, the Company has various major renovation and repositioning projects it plans to undertake at a number of its properties that will improve performance in future years, including:

▪
Union Station Hotel Nashville, Autograph Collection (estimated at $15.5 million), which already began its phased comprehensive guest rooms, public space and meeting space renovation expected to be completed in the third quarter of 2016;

▪
The Westin Colonnade, Coral Gables (estimated at $17.5 million), which already began its phased comprehensive guest rooms, public area and meeting space renovation, expected to be completed and re-launched as a Tribute Portfolio property late in the third quarter of 2016;

▪
Hotel Palomar Los Angeles Beverly Hills (estimated at $12.0 million), which will undergo a guest rooms and public space renovation to begin in the fourth quarter of 2016 with expected completion in the first quarter of 2017;

▪
Revere Hotel Boston Common (estimated at $22.5 million), which will undergo a comprehensive property renovation to start in the fourth quarter of 2016 with expected completion in the first quarter of 2017; and

▪	The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel (estimated at $15.0 million), which will undergo a comprehensive property renovation starting in the first quarter of 2017.

Dispositions

▪	On May 5, 2016, the Company sold an excess land parcel adjacent to Revere Hotel Boston Common in Boston, Massachusetts for $6.0 million. This property was non-income generating.

▪	On June 1, 2016, the Company sold the 148-room, luxury, full-service Viceroy Miami for $64.5 million.

▪	On June 1, 2016, the Company sold the 57-room, all-suite, luxury, full-service The Redbury Hotel for $40.9 million.

“We were very successful with our property sales in the second quarter. They illustrate the significant gap between the value attributed to our portfolio by the public market and the private market values for our hotels,” commented Mr. Bortz. “As we pursue additional dispositions as part of our strategic plan, we remain confident in the level of interest from a wide range of investors in high quality hotels in urban markets.”

Year-to-Date Highlights

▪	Net income: The Company’s net income was $91.1 million for the six months ended June 30, 2016, an increase of 169.8 percent over the same period of 2015.

▪
Same-Property RevPAR and Room Revenue: Same-Property RevPAR for the six months ended June 30, 2016 increased 4.9 percent over the same period of 2015 to $209.58. Same-Property Room Revenue increased by 6.1 percent, greater than RevPAR largely due to the increase in the Same-Property room count. Year-to-date Same-Property ADR grew 2.1 percent from the comparable period of 2015 to $245.48, and year-to-date Same-Property Occupancy climbed 2.8 percent to 85.4 percent. Same-Property RevPAR for our wholly owned properties, which excludes the Manhattan Collection, increased 5.9 percent from the prior year period.

▪
Same-Property Hotel EBITDA: The Company’s hotels generated $145.8 million of Same-Property Hotel EBITDA for the six months ended June 30, 2016, an improvement of 7.1 percent compared with the same period of 2015. Same-Property Hotel Revenues grew 4.5 percent, while Same-Property Hotel Expenses rose 3.3 percent. As a result, Same-Property Hotel EBITDA Margin for the six months ended June 30, 2016 increased 81 basis points to 33.3 percent as compared to the same period last year. Same-Property EBITDA for our wholly owned properties grew 9.0 percent compared with the prior year period.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 19.8 percent, or $22.3 million, to $135.1 million from $112.8 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 30.3 percent to $99.5 million from $76.4 million in the prior year period.

Balance Sheet

As of June 30, 2016, the Company had $1.0 billion in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt, at weighted-average interest rates of 3.5 percent and 3.6 percent, respectively. The Company had $675.0 million outstanding in the form of unsecured term loans and $30.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of June 30, 2016, the Company had $44.2 million of consolidated cash, cash equivalents and restricted cash and $12.4 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in the Manhattan Collection.

On June 30, 2016, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.3 times and total net debt to trailing 12-month corporate EBITDA was 4.4 times. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 3.4 times, and net debt to trailing 12-month corporate EBITDA was 3.9 times.

Capital Markets

During the second quarter, Pebblebrook completed three capital markets transactions to maintain its strong balance sheet, including the repayment of two property mortgages and a preferred equity issuance:

▪	On April 5, 2016, the Company repaid the $62.8 million mortgage secured by the Embassy Suites San Diego Bay - Downtown, which was subject to a 6.28 percent interest rate.

▪	On May 6, 2016, the Company repaid the $22.7 million mortgage secured by Hotel Modera, which was subject to a 5.26 percent interest rate.

▪
On June 9, 2016, the Company closed an underwritten public offering of 5.0 million shares of its 6.375 percent Series D Cumulative Redeemable Preferred Shares, resulting in net proceeds of $121.0 million.

“We continue to make progress lowering our leverage while also reducing our cost of capital through opportunistic capital raises, such as our recently completed Series D Preferred Shares offering,” noted Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “With no remaining debt maturities in 2016, we anticipate utilizing the proceeds from any future dispositions to further lower our leverage, to pay special dividends or to repurchase our common shares.”

2016 Outlook

The Company's outlook for 2016, which has been amended to reflect the Company’s second quarter performance and adjusted expectations from its prior outlook, assumes no additional acquisitions or dispositions, includes its various planned capital investment projects and includes other significant assumptions, is as follows:

	2016 Outlook as of July 25, 2016		Variance to Prior Outlook as of June 6, 2016
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$125.3	$132.3	N/A	N/A

Adjusted EBITDA	$272.2	$277.2	—	$(7.0)
Adjusted EBITDA growth rate	4.9%	6.8%	—	(2.7)%

Adjusted FFO	$191.5	$198.5	$2.5	$(2.5)
Adjusted FFO per diluted share	$2.63	$2.73	$0.03	$(0.03)
Adjusted FFO per diluted share growth rate	5.2%	9.2%	1.2%	(1.2)%

This 2016 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.5%	2.0%	—	—
U.S. Hotel Industry RevPAR growth rate	2.2%	3.0%	(0.8)%	(2.0)%
Urban Markets RevPAR growth rate	1.0%	2.0%	—	(1.0)%

Same-Property RevPAR	$211	$213	—	$(2.0)
Same-Property RevPAR growth rate	2.0%	3.0%	—	(1.0)%
Same-Property Room Revenue growth rate	2.7%	3.7%	—	(1.0)%

Same-Property EBITDA	$296.4	$301.4	—	$(7.0)
Same-Property EBITDA growth rate	1.7%	3.5%	—	(2.4)%
Same-Property EBITDA Margin	33.9%	34.2%	(0.3)%	(0.5)%
Same-Property EBITDA Margin growth rate	0 bps	25 bps	(25 bps)	(50 bps)

Corporate cash general and administrative expenses	$20.3	$20.3	—	—
Corporate non-cash general and administrative expenses	$8.4	$8.4	—	—

Total capital investments related to renovations, capital maintenance and return on investment projects	$100.0	$110.0	—	—

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s outlook for the third quarter of 2016 is as follows:

	Third Quarter 2016 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$25.7	$29.2

Same-Property RevPAR	$229	$234
Same-Property RevPAR growth rate	(1.0)%	1.0%
Same-Property Room Revenue growth rate	(0.6)%	1.4%

Same-Property EBITDA	$83.5	$86.0
Same-Property EBITDA growth rate	(5.0)%	(2.2)%
Same-Property EBITDA Margin	36.8%	37.3%
Same-Property EBITDA Margin growth rate	(100 bps)	(50 bps)

Adjusted EBITDA	$75.8	$78.3
Adjusted EBITDA growth rate	(8.0)%	(4.9)%

Adjusted FFO	$52.2	$55.7
Adjusted FFO per diluted share	$0.72	$0.77
Adjusted FFO per diluted share growth rate	(13.3)%	(7.2)%

Weighted-average fully diluted shares and units	72.7	72.7

“Due to the weaker corporate demand expected for the remainder of 2016, we are reducing our RevPAR outlook for the U.S. industry and urban markets,” noted Mr. Bortz. “In addition, we are reducing the upper end of our RevPAR and EBITDA growth outlook for our portfolio, but we are maintaining the lower end of our outlook to reflect this more modest and cautious growth environment.”

The Company’s outlook for 2016 and the third quarter of 2016 assumes no additional acquisitions or dispositions beyond the hotels the Company owned as of June 30, 2016 and reflects the Company’s 49 percent interest in the Manhattan Collection. The Company’s outlook also incorporates all of the expected disruption associated with the various renovations and repositionings at our properties, including The Westin Colonnade, Coral Gables, Union Station Hotel Nashville, Autograph Collection, Revere Hotel Boston Common, the Tuscan Fisherman’s Wharf, a Best Western Plus Hotel and Hotel Palomar Los Angeles Beverly Hills, all of which already have or are expected to commence renovations in 2016 or early 2017.

The Company’s estimates and assumptions, including the Company’s outlook for 2016 and the third quarter 2016, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property Room Revenue growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of June 30, 2016, as if they had been owned by the Company for all of 2015 and 2016, except for Hotel Vintage Portland, which is not included in the first quarter, and Hotel Zeppelin San Francisco, which is not included in the first and fourth quarters.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

Second Quarter 2016 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Tuesday, July 26, 2016 at 9:00 AM ET. To participate in the conference call, please dial (888) 503-8175 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 7,235 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 25, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com.

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,612,933	$2,673,584
Investment in joint venture	244,370	248,794
Ground lease asset, net	29,922	30,218
Cash and cash equivalents	36,307	26,345
Restricted cash	7,888	9,453
Hotel receivables (net of allowance for doubtful accounts of $300 and $243, respectively)	29,888	25,062
Prepaid expenses and other assets	36,452	45,015
Total assets	$2,997,760	$3,058,471

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$30,000	$165,000
Term loans, net of unamortized deferred financing costs	671,377	521,883
Senior unsecured notes, net of unamortized deferred financing costs	99,425	99,392
Mortgage debt, net of unamortized loan premiums and deferred financing costs	229,696	319,320
Accounts payable and accrued expenses	158,966	141,897
Advance deposits	19,432	17,726
Accrued interest	2,570	2,550
Distribution payable	33,168	29,869
Total liabilities	1,244,634	1,297,637
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $335,000 at June 30, 2016 and $350,000 at December 31, 2015), 100,000,000 shares authorized; 13,400,000 shares issued and outstanding at June 30, 2016 and 14,000,000 shares issued and outstanding at December 31, 2015	134	140
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,922,904 issued and outstanding at June 30, 2016 and 71,735,129 issued and outstanding at December 31, 2015	719	717
Additional paid-in capital	1,854,623	1,868,047
Accumulated other comprehensive income (loss)	(20,869)	(4,750)
Distributions in excess of retained earnings	(84,596)	(105,765)
Total shareholders’ equity	1,750,011	1,758,389
Non-controlling interests	3,115	2,445
Total equity	1,753,126	1,760,834
Total liabilities and equity	$2,997,760	$3,058,471

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Revenues:
Room	$148,450	$137,443	$279,854	$246,277
Food and beverage	49,673	46,823	100,369	90,061
Other operating	14,149	13,417	28,294	24,780
Total revenues	$212,272	$197,683	$408,517	$361,118

Expenses:
Hotel operating expenses:
Room	$34,094	$30,982	$66,319	$58,965
Food and beverage	32,532	31,384	66,569	60,777
Other direct and indirect	55,679	53,627	111,327	103,463
Total hotel operating expenses	122,305	115,993	244,215	223,205
Depreciation and amortization	25,859	24,885	50,920	46,210
Real estate taxes, personal property taxes, property insurance, and ground rent	12,428	10,885	24,893	22,165
General and administrative	6,344	6,169	13,140	13,741
Hotel acquisition and disposition costs	11	4,334	17	4,465
Total operating expenses	166,947	162,266	333,185	309,786
Operating income (loss)	45,325	35,417	75,332	51,332
Interest income	620	621	1,245	1,256
Interest expense	(11,432)	(9,256)	(22,233)	(17,577)
Other	(101)	—	(1,872)	—
Gain on sale of hotel properties	40,326	—	40,326	—
Equity in earnings (loss) of joint venture	1,682	3,320	(3,233)	(1,128)
Income (loss) before income taxes	76,420	30,102	89,565	33,883
Income tax (expense) benefit	(1,982)	(3,519)	1,510	(130)
Net income (loss)	74,438	26,583	91,075	33,753
Net income (loss) attributable to non-controlling interests	248	92	306	119
Net income (loss) attributable to the Company	74,190	26,491	90,769	33,634
Distributions to preferred shareholders	(4,241)	(6,487)	(10,085)	(12,975)
Issuance costs of redeemed preferred shares	—	—	(4,169)	—
Net income (loss) attributable to common shareholders	$69,949	$20,004	$76,515	$20,659

Net income (loss) per share available to common shareholders, basic	$0.97	$0.28	$1.06	$0.29
Net income (loss) per share available to common shareholders, diluted	$0.96	$0.27	$1.05	$0.28
Weighted-average number of common shares, basic	71,922,904	71,735,129	71,879,859	71,696,294
Weighted-average number of common shares, diluted	72,319,784	72,425,952	72,373,376	72,463,419

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net income (loss)	$74,438	$26,583	$91,075	$33,753
Adjustments:
Depreciation and amortization	25,800	24,828	50,802	46,090
Depreciation and amortization from joint venture	2,224	2,100	4,467	4,258
Gain on sale of hotel properties	(40,326)	—	(40,326)	—
FFO	$62,136	$53,511	$106,018	$84,101
Distribution to preferred shareholders	$(4,241)	$(6,487)	$(10,085)	$(12,975)
Issuance costs of redeemed preferred shares	—	—	(4,169)	—
FFO available to common share and unit holders	$57,895	$47,024	$91,764	$71,126
Hotel acquisition and disposition costs	11	4,334	17	4,465
Non-cash ground rent	690	595	1,277	1,190
Amortization of Class A LTIP units	—	—	—	2
Management/franchise contract transition costs	13	149	79	91
Interest expense adjustment for acquired liabilities	(200)	(538)	(446)	(1,369)
Capital lease adjustment	132	126	262	251
Non-cash amortization of acquired intangibles	242	306	486	606
Issuance costs of redeemed preferred shares	—	—	4,169	—
Other	101	—	1,872	—
Adjusted FFO available to common share and unit holders	$58,884	$51,996	$99,480	$76,362

FFO per common share - basic	$0.80	$0.65	$1.27	$0.99
FFO per common share - diluted	$0.80	$0.65	$1.26	$0.98
Adjusted FFO per common share - basic	$0.82	$0.72	$1.38	$1.06
Adjusted FFO per common share - diluted	$0.81	$0.72	$1.37	$1.05

Weighted-average number of basic common shares and units	72,159,255	71,971,480	72,116,210	71,932,645
Weighted-average number of fully diluted common shares and units	72,556,135	72,662,303	72,609,727	72,699,770

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to these measures as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Issuance costs of redeemed preferred shares: The Company excludes issuance costs of redeemed preferred shares during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net income (loss)	$74,438	$26,583	$91,075	$33,753
Adjustments:
Interest expense	11,432	9,256	22,233	17,577
Interest expense from joint venture	2,280	2,278	4,558	4,534
Income tax expense (benefit)	1,982	3,519	(1,510)	130
Depreciation and amortization	25,859	24,885	50,920	46,210
Depreciation and amortization from joint venture	2,224	2,100	4,467	4,258
EBITDA	$118,215	$68,621	$171,743	$106,462
Hotel acquisition and disposition costs	11	4,334	17	4,465
Non-cash ground rent	690	595	1,277	1,190
Amortization of Class A LTIP units	—	—	—	2
Management/franchise contract transition costs	13	149	79	91
Non-cash amortization of acquired intangibles	242	306	486	606
Gain on sale of hotel properties	(40,326)	—	(40,326)	—
Other	101	—	1,872	—
Adjusted EBITDA	$78,946	$74,005	$135,148	$112,816

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company.
- Gain on sale of hotel properties: The Company excludes gain on sale of hotel properties because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues:
Room	$19,768	$20,621	$32,664	$33,276
Food and beverage	1,931	2,016	3,700	3,902
Lease revenue	393	393	793	798
Other operating	300	264	514	518
Total revenues	22,392	23,294	37,671	38,494

Expenses:
Total hotel expenses	16,200	15,575	31,850	30,768
Depreciation and amortization	2,224	2,100	4,467	4,258
Total operating expenses	18,424	17,675	36,317	35,026
Operating income (loss)	3,968	5,619	1,354	3,468
Interest income	—	—	—	1
Interest expense	(2,280)	(2,278)	(4,558)	(4,534)
Other	(6)	(21)	(29)	(63)
Equity in earnings of joint venture	$1,682	$3,320	$(3,233)	$(1,128)

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(8,255)
Net Debt		217,145
Restricted cash		(4,145)
Net Debt less restricted cash		$213,000

(1) Does not include the Company's pro rata interest of the $50.0 million of preferred capital the Company provided to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ended		Year ended
	September 30, 2016		December 31, 2016
	Low	High	Low	High

Net income (loss)	$26	$29	$125	$132
Adjustments:
Depreciation and amortization (including joint venture)	31	31	118	118
Gain on sale of hotel properties	—	—	(40)	(40)
FFO	$57	$60	$203	$210
Distribution to preferred shareholders	(6)	(6)	(22)	(22)
Issuance costs of redeemed preferred shares	—	—	(4)	(4)
FFO available to common share and unit holders	$51	$55	$177	$184
Non-cash ground rent	1	1	3	3
Issuance costs of redeemed preferred shares	—	—	4	4
Other	0	0	7	7
Adjusted FFO available to common share and unit holders	$52	$56	$192	$199

FFO per common share - diluted	$0.70	$0.75	$2.44	$2.54
Adjusted FFO per common share - diluted	$0.72	$0.77	$2.63	$2.73

Weighted-average number of fully diluted common shares and units	72.7	72.7	72.7	72.7

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to these measures as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses which include hotel acquisition and disposition costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in millions)
(Unaudited)

	Three months ended		Year ended
	September 30, 2016		December 31, 2016
	Low	High	Low	High

Net income (loss)	$26	$29	$125	$132
Adjustments:
Interest expense and income tax expense (including joint venture)	18	17	59	57
Depreciation and amortization (including joint venture)	31	31	118	118
EBITDA	$74	$77	$302	$307
Gain on sale of hotel properties	—	—	(40)	(40)
Non-cash ground rent	1	1	3	3
Other	1	1	8	8
Adjusted EBITDA	$76	$78	$272	$277

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Gain on sale of hotel properties: The Company excludes gain on sale of hotel properties because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses which include hotel acquisition and disposition costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Total Portfolio
Same-Property Occupancy	88.2%	87.2%	85.4%	83.0%
Increase/(Decrease)	1.1%		2.8%
Same-Property ADR	$254.02	$250.62	$245.48	$240.53
Increase/(Decrease)	1.4%		2.1%
Same-Property RevPAR	$223.96	$218.51	$209.58	$199.75
Increase/(Decrease)	2.5%		4.9%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 in both 2016 and 2015 because the Company disposed of these properties during the second quarter of 2016.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Total Portfolio
Same-Property Occupancy	87.4%	86.5%	84.8%	82.6%
Increase/(Decrease)	1.1%		2.8%
Same-Property ADR	$252.76	$246.90	$247.72	$240.28
Increase/(Decrease)	2.4%		3.1%
Same-Property RevPAR	$221.04	$213.46	$210.14	$198.36
Increase/(Decrease)	3.5%		5.9%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 in both 2016 and 2015 because the Company disposed of these properties during the second quarter of 2016.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Total Portfolio
Same-Property Occupancy	94.1%	93.2%	89.9%	87.1%
Increase/(Decrease)	0.9%		3.2%
Same-Property ADR	$263.68	$279.15	$228.09	$242.52
Increase/(Decrease)	(5.5%)		(5.9%)
Same-Property RevPAR	$248.09	$260.25	$204.96	$211.14
Increase/(Decrease)	(4.7%)		(2.9%)

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding. This schedule of hotel results for the six months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2016	2016
RevPAR Variance:
Portland	12.4%	8.7%
Los Angeles	10.7%	15.7%
San Francisco	3.1%	10.1%
Other	1.0%	(0.3)%
Seattle	0.9%	0.9%
San Diego	0.7%	3.7%
Washington, DC	0.4%	(1.7)%
New York	(4.7%)	(2.9)%
Boston	(4.9%)	(4.4)%

West Coast	6.0%	10.1%
East Coast	(2.7%)	(2.1%)

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 in both 2016 and 2015 because the Company disposed of these properties during the second quarter of 2016.

Other includes Atlanta Buckhead, GA, Coral Gables, FL, Minneapolis, MN, Naples, FL, Nashville, TN, Philadelphia, PA.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Same-Property Revenues:
Rooms	$165,296	$160,398	$307,309	$289,591
Food and beverage	49,346	48,351	100,825	100,085
Other	14,517	14,666	29,211	28,745
Total hotel revenues	229,159	223,415	437,345	418,421

Same-Property Expenses:
Rooms	$39,885	$37,181	$77,855	$71,805
Food and beverage	32,451	32,340	67,075	66,886
Other direct	3,429	3,835	7,285	8,046
General and administrative	16,926	16,453	34,041	32,583
Information and telecommunication systems	2,958	2,690	6,100	5,691
Sales and marketing	17,199	17,012	34,019	33,249
Management fees	6,626	6,867	12,480	12,704
Property operations and maintenance	6,567	6,604	13,205	13,151
Energy and utilities	4,675	4,895	9,681	10,431
Property taxes	9,830	8,452	19,948	17,631
Other fixed expenses	4,812	4,811	9,869	10,147
Total hotel expenses	145,358	141,140	291,558	282,324

Same-Property EBITDA	$83,801	$82,275	$145,787	$136,097

Same-Property EBITDA Margin	36.6%	36.8%	33.3%	32.5%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 in both 2016 and 2015 because the Company disposed of these properties during the second quarter of 2016.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Same-Property Revenues:
Rooms	$145,528	$139,777	$274,645	$256,315
Food and beverage	47,415	46,335	97,125	96,183
Other	13,824	14,009	27,904	27,429
Total hotel revenues	206,767	200,121	399,674	379,927

Same-Property Expenses:
Rooms	$33,335	$31,150	$64,832	$59,969
Food and beverage	30,928	30,826	64,122	63,852
Other direct	3,388	3,786	7,198	7,947
General and administrative	14,983	14,672	30,300	29,119
Information and telecommunication systems	2,523	2,292	5,234	4,872
Sales and marketing	15,762	15,515	31,297	30,291
Management fees	5,991	6,206	11,423	11,622
Property operations and maintenance	5,662	5,746	11,348	11,365
Energy and utilities	4,211	4,359	8,672	9,204
Property taxes	7,679	6,352	15,644	13,436
Other fixed expenses	4,697	4,661	9,638	9,878
Total hotel expenses	129,159	125,565	259,708	251,555

Same-Property EBITDA	$77,608	$74,556	$139,966	$128,372

Same-Property EBITDA Margin	37.5%	37.3%	35.0%	33.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation, excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation, and excludes both Viceroy Miami and The Redbury Hollywood for Q2 in both 2016 and 2015 because the Company disposed of these properties during the second quarter of 2016.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Same-Property Revenues:
Rooms	$19,768	$20,621	$32,664	$33,276
Food and beverage	1,931	2,016	3,700	3,902
Lease revenue	393	393	793	798
Other	300	264	514	518
Total hotel revenues	22,392	23,294	37,671	38,494

Same-Property Expenses:
Rooms	$6,550	$6,031	$13,024	$11,836
Food and beverage	1,523	1,515	2,954	3,034
Other direct	40	48	85	96
General and administrative	1,942	1,781	3,741	3,464
Information and telecommunication systems	436	398	866	819
Sales and marketing	1,438	1,497	2,722	2,958
Management fees	635	661	1,056	1,082
Property operations and maintenance	905	858	1,857	1,786
Energy and utilities	464	535	1,009	1,228
Property taxes	2,152	2,101	4,305	4,196
Other fixed expenses	115	150	231	269
Total hotel expenses	16,200	15,575	31,850	30,768

Same-Property EBITDA	$6,192	$7,719	$5,821	$7,726

Same-Property EBITDA Margin	27.7%	33.1%	15.5%	20.1%

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding. This schedule of hotel results for the six months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Hotel Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland		X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hollywood	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco		X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
The Westin Colonnade, Coral Gables	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
The Tuscan Fisherman's Wharf, a Best Western Plus Hotel	X	X	X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s second quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2016 Outlook include all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016, excludes Hotel Vintage Portland for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and excludes Hotel Zeppelin San Francisco for Q1 in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation.

The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2016 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	79%	87%	88%	82%	84%
ADR	$226	$251	$262	$241	$246
RevPAR	$178	$219	$232	$197	$206

Hotel Revenues	188.7	223.4	232.3	209.1	853.5
Hotel EBITDA	52.1	82.3	87.9	67.7	290.0
Hotel EBITDA Margin	27.6%	36.8%	37.8%	32.4%	34.0%

	First Quarter 2016	Second Quarter 2016

Occupancy	82%	88%
ADR	$233	$254
RevPAR	$192	$224

Hotel Revenues	$201.4	$229.2
Hotel EBITDA	$59.8	$83.8
Hotel EBITDA Margin	29.7%	36.6%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016 and exclude both Viceroy Miami and The Redbury Hollywood in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	78%	86%	88%	81%	83%
ADR	$229	$247	$259	$232	$242
RevPAR	$180	$213	$227	$187	$202

Hotel Revenues	$173.5	$200.1	$208.8	$184.0	$766.4
Hotel EBITDA	$52.1	$74.6	$80.6	$58.8	$266.0
Hotel EBITDA Margin	30.0%	37.3%	38.6%	31.9%	34.7%

	First Quarter 2016	Second Quarter 2016

Occupancy	82%	87%
ADR	$238	$253
RevPAR	$195	$221

Hotel Revenues	$186.1	$206.8
Hotel EBITDA	$60.2	$77.6
Hotel EBITDA Margin	32.4%	37.5%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2016 and exclude both Viceroy Miami and The Redbury Hollywood in both 2016 and 2015 because the Company sold these properties during the second quarter of 2016. These hotel results do not include information for the six hotels that comprise the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	81%	93%	94%	92%	90%
ADR	$200	$279	$284	$302	$269
RevPAR	$161	$260	$266	$277	$242

Hotel Revenues	$15.2	$23.3	$23.5	$25.1	$87.1
Hotel EBITDA	$0.0	$7.7	$7.4	$9.0	$24.0
Hotel EBITDA Margin	0.0%	33.1%	31.3%	35.6%	27.6%

	First Quarter 2016	Second Quarter 2016

Occupancy	86%	94%
ADR	$189	$264
RevPAR	$162	$248

Hotel Revenues	$15.3	$22.4
Hotel EBITDA	($0.4)	$6.2
Hotel EBITDA Margin	(2.4%)	27.7%

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.